                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant:                        |X|

Filed by a Party other than the Registrant: |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement

|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

|_|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Materials Pursuant to Sections 240.14a-11(c) or Sections
         240.14a-12

                              AVIATION GROUP, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              AVIATION GROUP, INC.
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         4)       Proposed maximum aggregate value of transaction:

(1) Set forth amount on which the filing is calculated and state how it was determined.

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                                                Preliminary Copy

                                                                October __, 1998





To the Shareholders:


I am pleased to invite you to attend the Annual Meeting of Shareholders of Aviation Group, Inc. to be held on Monday, November 30, 1998, commencing at 10:00 a.m. at the offices of the Company located at 700 North Pearl Street, Suite 2170, Dallas, Texas 75201. The meeting this year will focus on the election of two directors and the ratification of the issuance of certain warrants.

I am delighted you have chosen to invest in Aviation Group and hope that, whether or not you plan to attend the Annual Meeting, you will complete, sign and return the enclosed Proxy as soon as possible in the envelope provided. Your vote is important to us. Returning the signed proxy card will ensure your representation at the Annual Meeting if you do not attend in person.

Sincerely,



Lee Sanders
Chairman and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 30, 1998




To the Shareholders of
 Aviation Group, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Aviation Group, Inc., a Texas corporation (the "Company"), will be held on Monday, November 30, 1998, beginning at 10:00 a.m., Dallas time, at the offices of the Company, 700 North Pearl Street, Suite 2170, Dallas, Texas 75201, for the following purposes:

                  1. To elect two directors to serve until the Annual Meeting of Shareholders to be held in the year 2001;

                  2. To consider and vote upon a proposal to ratify the grant of warrants to purchase, at $3.50 per share, an aggregate of 385,000 shares of the Company's Common Stock as required by Nasdaq rules; and

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors of the Company has fixed Friday, October 30, 1998, as the record date for determining the shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of shareholders entitled to vote will be available for inspection by any shareholder at the offices of the Company, 700 North Pearl Street, Suite 2170, Dallas, Texas, for ten days prior to the meeting.

         You are cordially invited to attend this meeting in person, if possible. If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Lee Sanders
                                           Chairman and Chief Executive Officer


Dallas, Texas
October ___, 1998

                                                                PRELIMINARY COPY

                              AVIATION GROUP, INC.
                       700 North Pearl Street, Suite 2170
                               Dallas, Texas 75201

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 30, 1998


         This Proxy Statement is furnished to shareholders of Aviation Group, Inc., a Texas corporation (the "Company"), in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Monday, November 30, 1998, and is first being mailed with proxies to such shareholders on or about October __, 1998. Proxies in the form enclosed, properly executed by shareholders and returned to the Company, which are not revoked, will be voted at the meeting. A proxy may be revoked at any time before it is voted by written notice thereof to the Secretary of the Company or by execution of a subsequent proxy.


                            OUTSTANDING CAPITAL STOCK

         The record date for shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders was the close of business on October 30, 1998. At the close of business on that date, the Company had issued, outstanding and entitled to vote at the meeting 3,296,601 shares of Common Stock, $.01 par value per share (the "Common Stock").


                        ACTION TO BE TAKEN AT THE MEETING

         The accompanying proxy, unless the shareholder specifies otherwise therein, will be voted:

                  (i) FOR the election of the nominees named herein for the office of director;

                  (ii) FOR the ratification of the grant of certain warrants to purchase an aggregate of 385,000 shares of Common Stock; and

                  (iii) In the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.


                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock in the shareholder's name on the record date. Shareholders have no cumulative voting rights.

         In order to be elected as a director, the nominee must receive a plurality of the votes cast at the meeting for the election of the director. Since the two nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies that are marked "abstain" will have no effect on the outcome of the election. Approval of each of the other matters requires the affirmative vote of at least a majority of the votes present at the meeting and entitled to vote on, and were voted for or against or expressly abstained with respect to, such matter. Shares represented by proxies that are marked "abstain" as to any such matter will be counted as shares entitled to vote, which will have the same effect as a negative vote on such matter. Under Texas law, proxies relating to "street name" shares that are not voted by brokers on one or more matters will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote as to such matter or matters not voted upon.

         As of the date hereof, the Board of Directors knows of no other business that will be presented for action by the shareholders at this meeting. However, if other proper matters are brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holders.

         Should any nominee named herein for the office of director become unwilling or unable to accept nomination or election, the proxy holders will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. Each nominee has expressed to management his intention, if elected, to serve the entire term for which his election is sought.


               MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

         The Board is not aware of any matters to come before the meeting other than those specified in the attached Notice of the meeting. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


                                 VOTE OF PROXIES

         All shares represented by duly executed proxies will be voted for or against, or not voted, as specified on each proxy with respect to the election of the nominees named herein as directors unless authority to vote for any nominee has been withheld. If no choice is indicated, a proxy will be voted FOR the election of the nominees named herein as directors. If for any unforeseen reason such nominee should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate as may be nominated by the Board of Directors. With respect to the proposal to ratify the grant of certain warrants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR these proposals.

                        PRINCIPAL HOLDERS OF COMMON STOCK

         The following table sets forth certain information, as of October 15, 1998, with respect to the beneficial ownership of shares of the Common Stock (i) by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director of the Company and each executive officer of the Company named in the Summary Compensation Table and (iii) by all directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person.

         Name and Address                     Number of Shares
         of Beneficial Owner                Beneficially Owned (1)              Percent of Total (2)
         -------------------                ----------------------              --------------------

         Lee Sanders                              1,210,000  (3)                       34.5%
         700 North Pearl Street
         Suite 2170
         Dallas, Texas  75201

         Richard Morgan                             215,000  (4)                        6.2%

         Robert Schneider                            35,000  (5)                        1.1%

         Charles E. Weed                             77,405  (6)                        2.3%

         Gordon Whitener                             15,000  (7)                          *

         Thomas J. Smith                            112,029                             3.4%

         All executive officers and
         directors as a group (8 persons)         1,714,434                            45.1%


-------------------------------
*        Less than 1%

(1) This information has been furnished by the Company's transfer agent and the respective officers and directors. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or convertible or exchangeable note.

(2) In calculating percentage ownership, all shares of Common Stock that the named shareholder has the right to acquire upon exercise of any option, warrant or convertible or exchangeable note are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the shareholder, but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholders. Percentages of shares beneficially owned are based upon 3,296,601 shares.

(3) Represents shares owned (i) 1,000,000 shares owned of record by The Sanders Companies, Inc., a corporation wholly owned by Mr. Sander, (ii) warrants to purchase 200,000 shares at $3.50 per share expiring 2003 and (iii) options to purchase shares at $3.85 per share expiring 2004.

(4) Includes (i) 80,000 shares purchasable at $2.50 per share pursuant to a warrant expiring February 28, 1999, (ii) 15,000 shares purchasable, at $3.50 per share, under non-statutory options expiring in 2004, and
         (iii) 100,000 shares purchasable, at $3.50 per share, under warrants expiring 2003.

(5) Includes (i) 10,000 shares purchasable, at $3.50 per share, under warrants expiring in 2004, (ii) 5,000 shares purchasable, at $3.50 per share, under warrants expiring in 2003, and (iii) 20,000 shares purchasable, at $3.50 per share, under warrants held by Mr. Schneider's affiliate, RAS Securities, Inc., expiring 2003. Mr. Schneider disclaims beneficial ownership of warrants to purchase 12,000 shares held by RAS Securities, Inc.

(6) Includes (i) 24,843 shares issuable, at $4.50 per share, upon the conversion of convertible notes in the total principal amount of $111,800, (ii) 8,250 shares issuable, at $3.00 per share, upon the conversion of a convertible note in the principal amount of $24,750,
         (iii) 15,000 shares purchasable, at $3.50 per share, under warrants expiring in 2004, and (iv) 5,000 shares purchasable, at $3.50 per share, under warrants expiring in 2003.

(7) Represents shares purchasable, at $3.50 per share, under warrants expiring in 2003 and 2004.


                              ELECTION OF DIRECTORS

General

         Two directors are to be elected at the meeting to hold office until the Annual Meeting of Shareholders to be held in the year 2001. The Board of Directors' nominees for the office of director are Gordon Whitener and Thomas J. Smith. The nominees are currently directors of the Company.

         The Board of Directors is classified into three classes of directors pursuant to which the directors serve for staggered three-year terms. The terms of office of Messrs. Morgan, Weed, Whitener, Sanders, Schneider and Smith as directors expire at the annual meetings of shareholders to be held in 1999, 2000, 1998, 1999, 2000 and 1998, respectively.

         The Board of Directors of the Company held five meetings during the fiscal year ended June 30, 1998. During such fiscal year, all of the directors attended 60% or more of the meetings of the Board of Directors and the Committees on which they served.

DIRECTORS AND EXECUTIVE OFFICERS

         The names, current ages and positions of the executive officers and directors of the Company are as follows:


         Name                           Age        Position
         ----                           ---        --------

         Lee Sanders (1)                 38        Chairman, Chief Executive Officer and Director
         Thomas J. Smith (1)             58        President, Chief Operating Officer and Director
         Richard Morgan (1)              41        Executive Vice President, Chief Financial Officer and Director
         Paul Lubomirski                 45        President of Pride Aviation, Inc., a subsidiary of the Company
         John Arcari                     58        Vice President - Marketing and Development
         Charles E. Weed (2)             67        Director
         Gordon Whitener (3)             35        Director
         Robert Schneider(2)(3)          55        Director

--------------------------
(1)      Member of Executive Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee


BUSINESS HISTORIES OF DIRECTORS AND EXECUTIVE OFFICERS

         Lee Sanders has served as the founder, Chief Executive Officer, and principal owner of the Company and its predecessors for more than five years. He also served as President of the Company from inception until August 1998. As a result of his service for the Company and its predecessors, Mr. Sanders has experience in managing businesses that provide aircraft painting, aircraft interior modification and airline ground handling services. He also has a marketing background from his experiences in starting and operating private businesses. Mr. Sanders is responsible for overseeing the Company's marketing efforts, customer relations, production, finance, acquisitions and overall planning and operations. Mr. Sanders is a graduate of the University of Tennessee, with a Bachelor of Science in Business Administration.

         Charles E. Weed was elected a director of the Company in December 1996 and served as the President of Sunbelt Business Capital Incorporated ("Sunbelt") from August 1992 to February 1996. Mr. Weed is engaged in the business of making private investments individually and also serves as a consultant to the Company. Prior to August 1984, Mr. Weed was Chairman and Chief Executive Officer of Michigan General, a large industrial conglomerate. Between August 1984 and August 1992, he was retired and engaged in making private investments.

         Gordon Whitener was elected a director of the Company in December 1996 and has been President and Chief Executive Officer of Interface Americas of LaGrange, Georgia, a subsidiary of Interface Inc. and one of America's largest manufacturer's of commercial carpet since 1994. He is additionally a member of Interface Inc.'s board of directors. From 1992 to 1994, Mr. Whitener held various senior marketing and sales positions in the commercial carpet manufacturing industry with companies including Interface and Collins & Aikman. Mr. Whitener is a graduate of the University of Tennessee.

         Robert A. Schneider was appointed a director of the Company in August 1997. He is an investment banker in New York, New York, where he has served as Chairman and CEO of RAS Securities Corp., a full service securities firm, for the past five years.

         Thomas J. Smith was appointed President and Chief Operating Officer of the Company in August 1998. He previously owned and served as President of General Electrodynamics Corporation from September 1995. That firm was acquired by the Company in August 1998. Prior to September 1995, Mr. Smith served as President and Chief Executive Officer of Morrison Knudsen Rail Systems Group from 1990 to 1994, Senior Vice President- Operations for Fokker Aircraft, B.V. from 1988 to 1990, and President and Chief Executive Officer of Fairchild Aircraft Corporation from 1984 to 1988.

         Richard Morgan was appointed as a director of the Company on February 26, 1997, and as the Company's Chief Financial Officer and Executive Vice President in April 1998. He served as a consultant to the Company prior to April 1998. Mr. Morgan was formerly Chief Financial Officer of Search Capital Group, Inc. ("Search") from August 1985 through December 1994, when he voluntarily resigned. After Mr. Morgan's departure, eight Search subsidiaries conducting business in the sub-prime, used-automobile finance business filed for protection under Chapter 11 of the Federal Bankruptcy Code in August 1995. Mr. Morgan holds a graduate degree in business from Vanderbilt University.

         Paul Lubomirski was appointed as President of Pride Aviation, Inc., a subsidiary of the Company, in March 1996 and has over 20 years of experience with industrial and marine paint applications and has extensive knowledge of paint systems and electrostatic application equipment. He has served as an officer and employee of Pride since its incorporation in 1990. Mr. Lubomirski also has a solid administrative background from years of experience in operating private businesses and organizing and conducting many training seminars. Mr. Lubomirski attended the University of Hawaii where he majored in mechanical engineering. He directs the stripping and painting operations of the Company. He has primary responsibility for the Company's facilities and training programs applicable to the strip and paint operations.

         John Arcari was appointed as a Vice President of the Company in April 1997. From 1958 to 1987, he served in numerous line and management positions with Pan American World Airways. From 1987 to 1990, he was vice president of maintenance and engineering for Tower Air, a New York-based airline. From 1990 to 1993, he was president of Page Avjet, an aircraft heavy maintenance and overhaul outsourcing company. From 1994 until his employment with the Company, he was an independent consultant to aviation maintenance and service outsourcing companies.

         No family relationships exist among the directors or executive officers of the Company. Except as indicated above, none of the directors serve as members of the Board of Directors of another company which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

BOARD COMMITTEES

         The Compensation Committee consists solely of Messrs. Whitener and Schneider. The Compensation Committee recommends compensation for officers other than the President, administers incentive compensation and benefit plans, including the Company's 1997 Stock Option Plan, and recommends policies relating to such plans. The Compensation Committee held one meeting during the 1998 fiscal year.

         The Audit Committee currently consists of Messrs. Weed and Schneider. The Audit Committee meets periodically with management and the Company's independent auditors and reviews the results and scope of audits and other services provided by the Company's independent auditors, the Company's accounting procedures, and the adequacy of the Company's internal controls. The Audit Committee held one meeting during the 1998 fiscal year.

         In August 1998, the Board of Directors established an Executive Committee consisting of Messrs. Sanders, Morgan and Smith. The Executive Committee is empowered to exercise the powers of the Board in the management of the business and affairs of the Company, except when the Board is in session and except for certain powers which may be exercised only by the Board.

DIRECTOR COMPENSATION

         Directors are reimbursed for certain expenses in connection with attendance at board and committee meetings. Non-employee directors have also been granted warrants for their services as directors. As a result of these grants, each of Mr. Whitener and Mr. Schneider owns warrants to purchase 15,000 shares of Common Stock, at $3.50 per share, which expire in 2003 and 2004, and Mr. Weed owns warrants to purchase 20,000 shares of Common Stock, at $3.50 per share, which expire in 2003 and 2004.


                             EXECUTIVE COMPENSATION

         The following table sets forth information, for the fiscal year ended June 30, 1998, the fiscal year ended June 30, 1997, and the nine-month transition period ended June 30, 1996 for the Company, regarding the compensation of the Company's Chief Executive Officer and one other executive officer who received compensation of more than $100,000 for the fiscal year ended June 30, 1998 (the "Named Executive Officers"). No other executive officers had compensation exceeding $100,000 for the fiscal year ended June 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                   Long Term
                                                           Annual Compensation                    Compensation
                                                 ---------------------------------------          ------------
                                                                                                   Securities
                                    Fiscal                                   Other Annual          Underlying
     Name and Principal Position     Year        Salary        Bonus         Compensation           Options
     ---------------------------     ----        ------        -----         ------------         ----------
Lee Sanders, President and           1998       $144,000      75,000        $ 13,000 (1)          250,000 (3)
Chief Executive Officer              1997        144,000         --           13,000 (1)                --
                                     1996 (2)     73,847         --            9,000 (1)                --

Richard L. Morgan                    1998         30,000         --          117,000 (4)          115,000 (5)
Executive Vice President and
Chief Financial Officer


--------------------
(1) Represents aggregate annual lease payments and insurance costs for an automobile.

(2)   Represents compensation for nine months ended June 30, 1996.

(3) Represents (i) options to purchase 50,000 shares exercisable at $3.85 per share expiring in 2004, as a replacement for options issued in August 1997 exercisable at $9.00 per share, and (ii) warrants to purchase 200,000 shares of Common Stock at $3.50 per share expiring in 2003.

(4) Represents consulting fees earned prior to appointment as an executive officer of the Company.

(5) Represents (i) warrants to purchase 100,000 shares of Common Stock at $3.50 per share expiring in 2003 and (ii) warrants to purchase 15,000 shares of Common Stock at $3.50 per share expiring in 2004 as a replacement for options issued in April 1997 exercisable at a higher price.

STOCK OPTIONS AND WARRANTS

         During the fiscal year ended June 30, 1998, the Named Executive Officers were granted the options and warrants described in the following table.


                    OPTION/WARRANT GRANTS IN LAST FISCAL YEAR

                             Number of               % of Total
                             Securities           Options/Warrants
                             Underlying              Granted to                                Market Price
                          Options/Warrants          Employees in            Exercise or         on Date of      Expiration
        Name                  Granted             Fiscal Year 1998       Base Price ($/Sh)     Grant ($/Sh)        Date
        ----                 ---------            ----------------       -----------------     ------------        ----
Lee Sanders                    50,000                 12.3%                    3.85                3.50         8/22/04
                              200,000                 49.0%                    3.50                3.50         4/28/03
Richard Morgan                100,000                 24.5%                    3.50                3.50         4/28/03
                               15,000                  3.7%                    3.50                3.50         8/22/04


         None of the options or warrants that have been granted to the Named Executive Officers were exercised during the fiscal year ended June 30, 1998.


                      FISCAL YEAR END OPTION/WARRANT VALUES

                                     Number of Securities                   Value of Unexercised
                                    Underlying Unexercised                      In-the-Money
                                       Options/Warrants                       Options/Warrants
                                       at June 30, 1998                     at June 30, 1998 (1)
                                       ----------------                     -------------------
Name                           Exercisable        Unexercisable        Exercisable      Unexercisable
----                           -----------        -------------        -----------      -------------
Lee Sanders                     200,000                   0               $62,500              0
                                 10,000              40,000                     0              0

Richard Morgan                   80,000                   0               105,000              0
                                100,000                   0                31,250              0
                                 15,000                   0                 4,687              0


--------------------------
(1) Based on the difference between the exercise price for the option or warrant and the closing sales price for the Common Stock on The Nasdaq SmallCap Market for June 30, 1998, which was $3.8125 per share.

EMPLOYMENT AND CONSULTING AGREEMENTS

         The Company engages Charles Weed as a consultant pursuant to a consulting agreement between Mr. Weed and the Company which expires in February 2000. The Company pays Mr. Weed a fee of $4,000 per month.

         The Company has an employment agreement with each of Paul Lubomirski, John Arcari, Richard Morgan and Thomas Smith. The employment agreements of Mr. Lubomirski, Mr. Arcari, Mr. Morgan and Mr. Smith expire in 2000, 2000, 1999 and 2001, respectively. Mr. Lubomirski, Mr. Arcari, Mr. Morgan and Mr. Smith are paid annual salaries of $90,000, $80,000, $120,000 and $120,000, respectively. Each employment agreement contains a non-competition agreement for a period of three years after any expiration or termination of the agreement. Each employee is entitled to additional benefits, including disability insurance, life insurance, and health and dental insurance. Mr. Arcari, Mr. Morgan and Mr. Smith are eligible for additional bonuses as may be determined by the Board of Directors. Mr. Lubomirski's employment agreement specifies a formula for bonus payments that varies between 10% and 70% of his annual salary if Pride Aviation, Inc.'s net profit for any fiscal year exceeds $600,000 during the term of his agreement. The bonus will be 20%, 40% and 70% of his annual salary if the net profit exceeds $700,000, $800,000 or $900,000, respectively for a fiscal year.

         The Company entered into an employment agreement with Lee Sanders in March 1996. In April and August 1997 and August 1998, the employment agreement was amended. The amended employment agreement requires the Company to pay Mr. Sanders an annual salary of $144,000 with increases at the end of each calendar year based on the Consumer Price Index. Mr. Sanders is eligible for a bonus to be determined in the sole discretion of the Board based on merit, the Company's financial performance and other relevant criteria. The employment agreement expires on August 13, 2000 but automatically extends for an additional year on August 13 of each year unless either party affirmatively elects not to extend the term. The employment agreement contains a non-competition agreement for three years after any expiration or termination of the agreement. Mr. Sanders is entitled to additional benefits, including disability insurance, life insurance, and health and dental insurance. If the Company terminates Mr. Sanders' employment at any time or if Mr. Sanders terminates his employment within one year after a change in ownership or control of the Company, the Company is required to pay him severance pay equal to the unpaid salary for the remainder of the term of the agreement plus the total salary and bonus compensation paid to him during the year period preceding the termination. A change in ownership or control of the Company includes appointment of any person other than Mr. Sanders as Chairman or Chief Executive Officer or the removal of him from either of such positions, any change in a majority of the Board members not approved by him, any transfer or issuance of shares representing more than 25% of the beneficial ownership of the Company if not approved in advance by Mr. Sanders, any material change in his authority or duties and any breach by the Company of the employment agreement not remedied within ten days after notice from him.

1997 STOCK OPTION PLAN

         The Company's 1997 Stock Option Plan (the "1997 Option Plan") was adopted by the Board of Directors and the Company's shareholders in February 1997. The purpose of the 1997 Option Plan is to provide increased incentives to key employees and directors of the Company to render services and exert maximum effort for the business success of the Company. Pursuant to the 1997 Option Plan, the Company may grant incentive and nonstatutory (nonqualified) stock options to key employees and directors of the Company. A total of 150,000 shares of Common Stock have been reserved for issuance under the 1997 Option Plan.

         The Board or the Compensation Committee has the authority to select the key employees and directors of the Company to whom stock options are granted (provided that incentive stock options only be granted to employees of the Company). Subject to the limitations set forth in the 1997 Option Plan, the Board or the Compensation Committee has the authority to designate the number of shares to be covered by each option, determine whether an option is to be an incentive stock option or a nonstatutory option, establish vesting schedules, specify the type of consideration to be paid to the Company upon exercise and, subject to certain restrictions, specify other terms of the options.

         The maximum term of options granted under the 1997 Option Plan is ten years. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per incidence. Options granted under the 1997 Option Plan are nontransferable and generally expire within three months after the termination of an optionee's service to the Company. In general, if an optionee is disabled, dies or retires from his or her service to the Company, such option may be exercised up to three months following such disability or death unless the board or Compensation committee determine to allow a longer period for exercise.

         The exercise price of incentive stock options must not be less than the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant, and the term of those options cannot exceed five years.

         As of June 30, 1998, the Company had outstanding incentive stock options to purchase, at an exercise price of $3.50 per share, an aggregate of 25,000 shares of Common Stock. In addition, Mr. Sanders has been granted an incentive stock option to purchase 50,000 shares of Common Stock at $3.85 per share. These options expire in 2004 and 2005.

OTHER WARRANTS

         The Company has also granted warrants to purchase shares of Common Stock to certain executive officers and directors and their affiliates in April 1998. As a consequence, Messrs. Weed, Schneider, Morgan, Whitener and Sanders hold warrants to purchase, respectively, 20,000, 15,000, 115,000, 15,000 and 200,000 shares of Common Stock at an exercise price of $3.50 per share. In addition, an affiliate of Mr. Schneider, RAS Securities, Inc., has been issued a warrant to purchase 20,000 shares of Common Stock at $3.50 per share. These warrants expire in 2003 and 2004 and are inclusive of the warrants described above under "Directors' Compensation". For more information, see "Ratification of Warrant Grants" below.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective March 1, 1996, in connection with the Company's acquisition of Pride Aviation, Inc. ("Pride"), the Company entered into a consulting agreement with Charles Weed, a director of the Company. This agreement expired in February 1998, at which time a new consulting agreement was reached with Mr. Weed. Under the new agreement, the Company is obligated to pay Mr. Weed a consulting fee of $4,000 per month until February 2000. As one of the selling owners of Pride, Mr. Weed was issued a 10% Convertible Note in the principal amount of $52,000 in connection with the Company's acquisition of Pride. He subsequently purchased an additional $70,000 of the Company's 10% Convertible Notes from another holder. Effective March 1, 1996, the Company also issued to Mr. Weed a convertible note in the principal amount of $27,000 in exchange for unpaid consulting fees owed to him by Pride. This note has terms similar to the Company's 10% Convertible Notes except that it is convertible at $3.00 (in lieu of $4.50) per share. As of June 30, 1998, Mr. Weed held convertible notes totaling $136,543 in principal amount. Mr. Weed is also a member and manager of Sunbelt Business Capital, L.L.C. ("Sunbelt L.L.C."). In connection with the Pride acquisition, the Company issued 56,000 shares to certain of the former owners of Pride (including 8,354 shares to Mr. Weed) in exchange for the cancellation of $168,000 of debt. The remainder of this debt was contributed by these owners to Sunbelt L.L.C. Pride delivered a new promissory note dated March 1, 1996 to evidence this debt in the approximate amount of $155,000 to Sunbelt L.L.C. The note required payments of 27 equal monthly installments of $6,400. On May 13, 1997, when the outstanding principal balance of the note was $83,000, Sunbelt L.L.C. sold the note to Jerry R. Webb who at the same time loaned an additional $200,000 to Pride. The entire $283,000 debt to Mr. Webb was restructured and was evidenced by a new note payable in full in May, 1998, bearing interest at 18% per annum. The note required monthly payments of interest only. Mr. Weed owned a participation interest of $83,000 in the debt owed to Mr. Webb by Pride. On July 9, 1997, Jerry Webb advanced an additional $144,000 against certain receivables, for which the Company promised to pay Mr. Webb $150,000 on or before August 1, 1997. The maturity date was subsequently extended and this note, together with the existing note of $283,000, was repaid in late August 1997. The notes restricted the prepayment of principal; however, Mr. Webb allowed the prepayment in exchange for the issuance of 3,000 shares of Common Stock, of which he transferred 1,000 shares to Mr. Weed attributable to Mr. Weed's loan participation interest.

         In August 1998, under their prior acquisition agreements with the Company, two former shareholders of the Company, who own an aggregate of 82,165 shares of Common Stock, claimed that they were entitled to receive certain payments from the Company upon a resale of their shares. Charles E. Weed purchased 20,000, and three other existing Company shareholders purchased the remainder, of the shares of these two shareholders at a price of $3.00 per share, which was in the range of closing trading prices a the time of the sale in late August 1998. To facilitate the transaction, the Company agreed with each of the shareholders, including Mr. Weed, that the purchasers would receive at least $3.50 per share in sales proceeds upon any resale of these shares after one year. Mr. Weed and each shareholder agreed not to resell these shares for one year.

         The Company acquired General Electrodynamics Corporation ("GEC") in August 1998, in an armslength transaction from Thomas J. Smith, the former owner of GEC. Mr. Smith became President and a director of the Company, as agreed in connection with the acquisition. The acquisition agreement provides that the Company must pay to Mr. Smith up to $300,000 of any collections from certain government contracts, net of direct expenses, received by GEC after the acquisition.

         The Board of Directors of the Company believes that all transactions between the Company and any of its affiliates have been made on terms no less favorable to the Company than would have been obtained from non-affiliated third parties. Any future transactions between the Company and any of its affiliates will be subject to approval by a majority of the independent disinterested members of the Board of Directors or by a majority of the shareholders of the Company, other than any interested shareholders, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company will not make any loans to its officers, directors, 5% shareholders or affiliates, except for bona fide business purposes.

                         RATIFICATION OF WARRANT GRANTS

         Trades in the Company's Common Stock are quoted on The Nasdaq SmallCap Market ("Nasdaq"). To maintain this Nasdaq listing, the Company must continue to satisfy the requirements of Nasdaq's rules. One of these rules requires the Company to obtain shareholder approval when it issues warrants to purchase more than 1% of the outstanding Common Stock of the Company to officers or directors of the Company, if the warrants are not issued under a plan that was previously approved by the shareholders. In April 1998, the Board of Directors approved the grant of the following warrants to the indicated officers and directors of the Company. These warrants were not granted pursuant to a previously approved plan.

                            APRIL 1998 WARRANT GRANTS

                                                                Number of Shares
                                                                   Purchasable            Expiration
Name and Position                                                Under Warrants         Date of Warrant
-----------------                                                --------------         ---------------

Lee Sanders, Chairman, Chief Executive Officer                         200,000              4/28/03
         and Director
Richard L. Morgan, Executive Vice President, Chief                     100,000              4/28/03
         Financial Officer and Director                                 15,000              4/22/04  (1)
Charles E. Weed, Director                                               15,000              8/22/04  (1)
                                                                         5,000              4/28/03
Gordon Whitener, Director                                               10,000              2/25/04  (1)
                                                                         5,000              4/28/03
Robert A. Schneider, Director                                           10,000              8/27/04  (1)
                                                                        20,000 (2)          4/28/03
                                                                         5,000              4/28/03
                                                                       -------
         Total:                                                        385,000

-----------------------------

(1) Represents replacement for non-statutory stock options granted in 1997 under the Company's 1997 Stock Option Plan, exercisable at $4.50 per share or higher.

(2) Represents warrants issued to RAS Securities, Inc., an affiliate of Mr. Schneider.

         The exercise price for all of the warrants is $3.50 per share which was the trading price for the Company's Common Stock on the date of grant. The closing trading price for the Common Stock was $1.78125 per share on October 19, 1998. The warrants contain certain anti-dilution provisions and may be exercised in a "cashless" manner through a surrender and cancellation of warrants having sufficient value, based on the then trading price for the Common Stock, to pay the exercise price of the warrants being exercised.

         The Board of Directors believes that the Company's directors and executive officers should be incentivized through ownership of Company stock. The Board believes that the warrants granted in April 1998, as summarized above, create a strong incentive for the directors and executive officers to maximize the trading price for the Company's stock, which benefits all of the Company's shareholders in the same manner. The warrants were issued in recognition of the past services provided to the Company by these officers and directors and in anticipation of future services to be rendered by them. In addition, 50,000 of the warrants were granted to replace previously granted, non-statutory stock options that had higher exercise prices. The Board believes that these options, due to their higher exercise prices, were no longer providing the proper incentives to the Company's executive officers and directors to maximize stock prices.

         The Board believes that it is in the best interest of the Company to conserve the Company's cash. Accordingly, the Board determined to award the warrants to executive officers and directors instead of additional cash compensation. None of the Company's executive officers have received any cash bonuses since completion of the Company's initial public offering in August 1997. The directors also have not received cash compensation for serving as directors.

         The Board believes that the warrants provide the proper incentives to the Company's executive officers and directors to maximize shareholders value.

         THE BOARD RECOMMENDS APPROVAL OF THE PROPOSAL TO RATIFY THE GRANT OF THE WARRANTS TO PURCHASE 385,000 SHARES OF COMMON STOCK.


                              INDEPENDENT AUDITORS

         The firm of PricewaterhouseCoopers LLP has served as the independent auditors of the Company for the fiscal year ended June 30, 1998. A representative of such firm is expected to be present at the meeting and will be available to answer questions and will be afforded an opportunity to make a statement if desired.


                              SHAREHOLDER PROPOSALS

         Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the next annual meeting of shareholders of the Company scheduled to be held in November 1999 must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth on the first page of this statement no later than the close of business on [120 days prior to the date in 1999 which corresponds to the date of this proxy statement.] Any proposals from shareholders to be presented for consideration without inclusion in the proxy material in connection with the 1999 annual meeting of shareholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth on the first page of this statement no later than the close of business on [45 days prior to the date in 1999 which corresponds to the date of this proxy statement.] Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1999 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Directors, officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Commission pursuant to Section 16(a).

         Based solely on a review of the Form 3, 4 and 5 reports filed with the Commission, the Company believes that all reports of ownership and changes in ownership with respect to the fiscal year ended June 30, 1998 have been timely filed with the Commission as required by Section 16(a) of the Exchange Act except as follows:

         All of the Company's then existing executive officers and directors when the Company's initial public offering was consummated on August 19, 1997, including Charles E. Weed, Gordon Whitener, Lee Sanders, Richard Morgan, Paul Lubomirski and John Arcari, filed with the Commission their initial reports late on September 3, 1997. Robert Schneider, who became a director on August 27, 1997, filed his initial report late on October 21, 1997. Stuart Walker, who became an executive officer on October 2, 1997, filed his initial report late on October 22, 1997.

         Lee Sanders failed to file with the Commission on a timely basis two reports relating to two transactions, which reports have been subsequently filed. Richard Morgan failed to file with the Commission on a timely basis two reports relating to two transactions, which reports have been subsequently filed. Gordon Whitener failed to file with the Commission on a timely basis one report relating to one transaction, which report has been subsequently filed. Charles E. Weed failed to file with the Commission on a timely basis two reports relating to three transactions, which reports have been subsequently filed. Robert Schneider failed to file with the Commission on a timely basis one report relating to one transaction, which report has been subsequently filed.

         Each of the Company's executive officers and directors (other than Paul Lubomirski) failed to file with the Commission on a timely basis their annual statements, which statements will be subsequently filed.

                                  OTHER MATTERS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. Arrangements have also been made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

By Order of the Board of Directors,



Lee Sanders,
Chairman and Chief Executive Officer

Dallas, Texas
October ___, 1998

                                                                           PROXY

                              AVIATION GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Lee Sanders and Richard L. Morgan, and each of them severally, as their proxies with full power of substitution and resubstitution for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of Common Stock of Aviation Group, Inc. (the "Company") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting to be held on Monday, November 30, 1998, or any adjournment(s) thereof.

The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated October ____, 1998.

Item 1. Election of each of the following nominees to the Board of Directors of the Company: Gordon Whitener, Thomas J. Smith

                     |  | FOR            |  | AGAINST           |  | ABSTAIN

         The undersigned may withhold authority to vote for either nominee by lining through or otherwise striking out the name of such nominee.

Item 2. Ratification of grant of warrants to purchase, at $3.50 per share, an aggregate of 385,000 shares of the Company's Common Stock, as required by Nasdaq rules.

                     |  | FOR            |  | AGAINST           |  | ABSTAIN

Item 3.  Other matters that may properly come before the meeting:

                     |  | FOR            |  | AGAINST           |  | ABSTAIN

(a vote "FOR" indicated above signifies the authority to cast your votes in accordance with the judgment of the proxy holders.)

             PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ABOVE


                                                     (CONTINUED ON REVERSE SIDE)
-------------------------------------------------------------------------------

         THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2 AND 3. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

                                           DATE:
                                                -------------------------------

                                           ------------------------------------
                                                       Signature


                                           ------------------------------------
                                                       Signature


                                           Please date this proxy and sign your
                                           name exactly as it appears hereon.
                                           When there is more then one owner,
                                           each should sign. When signing as an
                                           attorney, administrator, executor,
                                           guardian or trustee, please add your
                                           title as such. If executed by a
                                           corporation, the proxy should be
                                           signed by a duly authorized officer.


      PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.